                                                                    EXHIBIT 4.10

PARAGRAPH 13. ELECTIONS AND VARIABLES

(a) SECURITY INTEREST FOR "OBLIGATIONS". The term "OBLIGATIONS" as used in this Annex does not include any additional obligations with respect to Party A or Party B.

(b)   CREDIT SUPPORT OBLIGATIONS.

      (i)   DELIVERY AMOUNT, RETURN AMOUNT AND CREDIT SUPPORT AMOUNT.

            (A)   "DELIVERY AMOUNT" has the meaning specified in Paragraph 3(a).

            (B)   "RETURN AMOUNT" has the meaning specified in Paragraph 3(b).

            (C)   "CREDIT SUPPORT AMOUNT" has the meaning specified in Paragraph
                  3.

      (ii) ELIGIBLE COLLATERAL. The following items will qualify as "ELIGIBLE COLLATERAL":

                                                                                         VALUATION
                                                                                         PERCENTAGE
                                                                                         ----------
(A)     USD cash                                                                             100%

(B)     Negotiable debt obligations issued by the U.S.                                      98.8%
        Treasury Department having a remaining life of
        not more than one year

(C)     Negotiable debt obligations issued by the U.S. Treasury                             95.1%
        Department having a remaining life of more than one year but not more than five years

      (iii) OTHER ELIGIBLE SUPPORT. The following items will quality as "OTHER ELIGIBLE SUPPORT": As determined from time to time in the sole discretion of the Secured Party.

      (iv)  THRESHOLDS.

            (A)   "INDEPENDENT AMOUNT" not applicable.

            (B) The "THRESHOLD" shall not apply to Party B, and with respect to for Party A shall mean the amounts determined on the basis of the lowest of the ratings set forth below assigned to Party A by Moody's Investor Services, Inc. or any successor thereto ("Moody's") and Standard & Poor's Rating Services, Inc., a division of The McGraw Hill Companies, Inc. or any successor thereto ("S&P"); provided further that if Party A shall have no such ratings or if an Event of Default has occurred and is continuing then the Threshold with respect to Party A shall be zero.

  CREDIT RATING                                                                     THRESHOLD
  (S&P/Moody's)                                                                      Party A
  -------------                                                                     ---------
S&P: (long-term senior unsecured debt of Party A) A+ or above                        Infinity
Moody's: (long-term senior unsecured debt of Party A) A1 or above                    Infinity
S&P: (short-term senior unsecured debt of Party A) A-1 or above                      Infinity
Moody's: (short-term senior unsecured debt of Party A) P-1 or above                  Infinity
S&P: (long-term senior unsecured debt of Party A) lower than A+                         0
Moody's: (long-term senior unsecured debt of Party A) lower than A1                     0
S&P: (short-term senior unsecured debt of Party A) lower than A-1                       0
Moody's: (short-term senior unsecured debt of Party A) lower than P-1                   0

            (C) "MINIMUM TRANSFER AMOUNT" means with respect to Party A and Party B: USD $25,000.

            (D) ROUNDING. The Delivery Amount will, if a positive number but not an integral multiple of USD 100,000, be rounded up to the nearest integral multiple of USD 100,000, and the Return Amount, if a positive number but not an integral multiple of USD 100,000, will be rounded down to the nearest integral multiple of USD 100,000 or to zero, if the Return Amount is less than USD 100,000.

(c)   VALUATION AND TIMING.

      (i) "VALUATION AGENT" means Party A. The Value of Post Credit Support other than Cash or of any Transfer of Eligible Credit Support or Posted Credit Support (other than Cash), as the case may be, will be calculated by the Valuation Agent in accordance with standard market practice.

      (ii)  "VALUATION DATE" means each Local Business Day.

      (iii) "VALUATION TIME" means the close of business on the Local Business Day before the Valuation Date or date of calculation, as applicable, provided that the calculation of Value and Exposure will be made as of approximately the same time on the same date.

      (iv) "NOTIFICATION TIME" means 1:00 p.m. New York time on a Local Business Day.

(d) CONDITIONS PRECEDENT. For Party A, any Termination Event for which Party B is the Affected Party will be a "SPECIFIED CONDITION".

(e)   SUBSTITUTION.

      (i)   "SUBSTITUTION DATE" has the meaning specified in Paragraph 4(d)(ii).

      (ii) CONSENT. If specified here as applicable, then Pledgor must obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d): Not applicable to Party A.

(f)   DISPUTE RESOLUTION.

      (i) "RESOLUTION TIME" means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice of the dispute is given pursuant to Paragraph 13(f)(iii) below.

      (ii) VALUE. For the purpose of Paragraphs 5(i)(C) and 5(ii), in the event of a dispute involving the Value of any Posted Credit Support and/or Transfer of Eligible Credit Support or Posted Credit Support, Value shall be calculated as provided in Paragraph 5; provided however that the references in Paragraph 5(i)(B) to four mid-market quotations shall be deemed to be replaced (for purposes of this subparagraph (ii) only) with references to three bid quotations.

      (iii) ALTERNATIVE. The provisions of Paragraph 5 will apply.

(g)   HOLDING AND USING POSTED COLLATERAL.

      (i) ELIGIBILITY TO HOLD POSTED COLLATERAL; CUSTODIANS. The Secured Party and its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

            (A) The Secured Party is not a Defaulting Party or an Affected Party in connection with a Termination Event, and neither a Specified Condition nor an Event of Default with respect to the Secured Party has led to the occurrence or effective designation of an Early Termination Date.

            (B) Posted Collateral may be held only in the following jurisdictions: United States of America.

            (C) Any Custodian for the Secured Party must (i) be appointed pursuant to a written custodial agreement between the Secured Party and the Custodian, (ii) be a trust company or commercial bank with trust powers, (iii) have a combined capital and surplus of at least USD 500,000,000 and (iv) have unsecured, unguaranteed general short-term obligations rated at least "P-1" by Moody's or "A-1" by S & P.

      Initially, the Custodian for Party A is:   The Bank of New York.

      Initially, the Custodian for Party B is:   Wells Fargo Bank National
                                                 Association.

      (ii) USE OF POSTED COLLATERAL. The provisions of Paragraph 6(c) are applicable; provided, however, that, if (and for so long as) a Secured Party is a Defaulting Party or an Affected Party in connection with a Termination Event, the provisions of Paragraph 6(c) shall not be applicable to such Secured Party.

(h)   DISTRIBUTION OF INTEREST AMOUNT.

      (i) INTEREST RATE. The "Interest Rate" will be the federal funds overnight rate as published by the Board of Governors of the Federal Reserve System in H.15 (519) or its successor publication, or such other rate as the parties may agree from time to time.

      (ii) TRANSFER OF INTEREST AMOUNT. The Interest Amount on any Cash Transferred pursuant to Paragraph 3(b) shall be paid only on the first Local Business Day of each calendar month for the preceding month and on any Local Business Day that a Return Amount consisting wholly or partially of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b) and (i) only on the amount of Cash so Transferred and (ii) only to the extent that the Secured Party has received interest on such Cash.

      (iii) ALTERNATIVE TO INTEREST AMOUNT. The provisions of Paragraph 6(d)(ii) will apply.

(i)   OTHER ELIGIBLE SUPPORT AND OTHER POSTED SUPPORT.

      (i) "VALUE" with respect to Other Eligible Support and Other Posted Support means: Not Applicable.

      (ii) "TRANSFER" with respect to Other Eligible Support and Other Posted Support means: Not Applicable.

(j)   DEMANDS AND NOTICES.

      All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

      Party A:   ABN AMRO Bank N.V., Chicago Branch
                 181 W. Madison Street, 32nd Floor
                 Chicago, IL 60602
                 Attention:  Global Collateral Management
                 Telephone:  312-904-1348
                 Facsimile:  312-904-4359

      Party B:   Nissan Auto Receivables 2004-C Owner Trust
                 c/o Wilmington Trust Company
                 Rodney Square North, 1100 North Market Street
                 Wilmington, Delaware 19890, Attention: Nissan Auto Receivables 2004-C Owner Trust with a copy to Nissan Motor Acceptance Corporation
                 990 West 190th Street, Torrance, California 90502, Attention:
                 Treasury

(k)   ADDRESSES FOR TRANSFERS.

      Party A:   Securities:

                 BANK OF NYC/AASECLDN

                 ABA #021000018

                 Payments:

                 ABN AMRO Bank, NY
                 ABA 026009580
                 A/C 674054501541
                 F/A ABN AMRO Bank NV London Branch

      Party B:   Wells Fargo Bank National Association
                 ABA:   121000248
                 ABA No: 0001038377
                 Account No.: Wells Fargo Corporate Trust
                 For further credit: Acct #16470301 NAROT 04-C Collection Acct
                 Attn:  Julia Helkenn (612) 316-2599

(l)   OTHER PROVISIONS.

      (i) TRANSFER. Without limiting the generality of the definition of "Transfer" in Paragraph 12, any Transfer to a party to this Agreement of an interest in securities required to be effected under this Annex will be deemed to be effective only if such Transfer constitutes a "transfer" of such interest to such party within the meaning of the New York Uniform Commercial Code.

      (ii) TAXES IN CONNECTION WITH INTEREST AMOUNTS. Notwithstanding anything to the contrary in this Agreement, neither party makes any Payer Tax Representation referred to in Section 3(e) of this Agreement with respect to any Interest Amount it is required to Transfer under this Annex, and neither party will be entitled to designate an Early Termination Date by reason of any Tax Event resulting from such party's obligation to pay additional amounts in respect of Indemnifiable Taxes imposed with respect to any Interest Amount it is required to Transfer under this Annex

      (iii) PARTIES. Paragraph 1(b) of the Annex is hereby amended to provide that all references in this Annex to "Secured Party" mean Party B and all corresponding references to the Pledgor mean Party A.

      IN WITNESS WHEREOF the parties have executed this Credit Support Annex on the respective dates specified below with effect from the date specified on the first page of this Credit Support Annex.

PARTY A:                                 PARTY B:
ABN AMRO BANK N.V.                       NISSAN AUTO RECEIVABLES 2004-C OWNER
                                         TRUST
                                         BY: WILMINGTON TRUST COMPANY, AS OWNER
                                         TRUSTEE

By: /s/ Frederick P. Engler              By: /s/ Kathleen A. Pedelini
    --------------------------------         -------------------------------
Name: Frederick P. Engler                Name: Kathleen A. Pedelini
Title: Senior Vice President             Title: Financial Services Officer

By: /s/ Daniel H. Bley
    --------------------------------
Name: Daniel H. Bley
Title: Senior Vice President